Exhibit 8.2

Yasong Lin Partner Tel.: +33 (0)1 75 77 31 80 Fax: +33 (0)1 75 77 31 89 lin@bochamp.com	NATURE WOOD GROUP LIMITED Water’s Edgar Building Meridian Plaza Road Town, Tortola VG1110 British Virgin Islands

Paris, on 25 May 2023

Re: NATURE WOOD GROUP LIMITED (the “Company”)

Dear Sir/Madam,

We have acted as special French legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares par value US$0.001 each of the Company (the “Ordinary Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1.	the Registration Statement; and

1.2.	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form; and

1.3.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Association d’avocats à responsabilité professionnelle individuelle

Membre d’une association de gestion agréée. Le règlement des honoraires par chèque est accepté.

Siret : 529 707 143 000 10 - TVA intracommunautaire FR 26 529 707 143

57, avenue Franklin Delano Roosevelt - 75008 Paris – Toque A 0997

contact@bochamp.com

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement reviewed by us;

2.3.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.4.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than France. This opinion is to be governed by and construed in accordance with the laws of France and is limited to and is given on the basis of the current law and practice in France.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Material Income Tax Considerations – Taxation in France” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of French law, are accurate in all material respects and that such statements constitute our opinion.

5.	CONSENT

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Yasong Lin
Attorney at Law

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